UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014 (September 26, 2014)

GulfMark Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 963-9522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2014, GulfMark Offshore, Inc. (the “Company”) entered into a Multicurrency Facility Agreement (the “Facility Agreement”) among the Company, as guarantor, GulfMark Americas, Inc., an indirect wholly-owned subsidiary of the Company, as borrower (the “Borrower”), the financial institutions listed in Part 2 of Schedule 1 thereto, as lenders (the “Lenders”), certain arrangers party thereto and The Royal Bank of Scotland plc, as agent of the finance parties thereto, and as security trustee for the secured parties thereunder.

The Facility Agreement has a scheduled maturity date of September 26, 2019. The Facility Agreement commits the Lenders to provide revolving loans up to an aggregate principal amount of the U.S. dollar equivalent of $300.0 million at any one time outstanding, subject to certain terms and conditions, and contains sublimits for swingline loans and the issuance of letters of credit. The Borrower also has the option to request increases in the aggregate commitments thereunder to an aggregate principal amount not to exceed the U.S. dollar equivalent of $400.0 million, subject to certain terms and conditions. Revolving loans under the Facility Agreement will accrue interest at the London InterBank Offering Rate, plus an applicable margin, and swingline loans will accrue interest at the applicable margin. The applicable margin will be based on the Company’s capitalization ratio as at the most recently ended fiscal quarter. In addition, the Facility Agreement provides for loans to be made in U.S. Dollars, Sterling, Euros, Canadian Dollars and, with the approval of the Lenders, other currencies. Certain fees were paid to the arrangers, the agent and the security trustee.

The Facility Agreement is secured by certain vessels of the Borrower. The collateral that secures the loans under the Facility Agreement will also secure all of the Borrower’s obligations under certain hedging agreements between the Borrower and any Lender or other hedge counterparty party to the Facility Agreement.

The Company unconditionally guaranteed all existing and future indebtedness and liabilities of the Borrower arising under the Facility Agreement and other related loan documents. Such guarantee also covers obligations of the Borrower arising under the hedging arrangements described above.

The Facility Agreement requires compliance with four financial covenants:

(1)

The Company must not permit its capitalization ratio at the end of each financial quarter to exceed 50%.  The Facility Agreement generally defines the capitalization ratio as the ratio of (a) total indebtedness to (b) total indebtedness plus shareholders equity, in each case, of the Company and its subsidiaries on a consolidated basis.

(2)

The Company must not permit the consolidated interest coverage ratio, for any period for four consecutive financial quarters, to be less than 4.0 to 1.0.  The Facility Agreement generally defines the consolidated interest coverage ratio as the ratio of consolidated adjusted EBITDA to consolidated interest expense, in each case, of the Company and its subsidiaries on a consolidated basis.

(3)

The Company must not permit its collateral to debt ratio at the end of each financial quarter to be less than 1.75 to 1.0.  The Facility Agreement generally defines the collateral to debt ratio as the ratio of (a) the aggregate appraised value of the vessels that are collateral under the Facility Agreement and any sums in the cash collateral account (the “Collateral Value”) to (b) the sum of the outstanding loans under the Facility Agreement and certain other ancillary facilities permitted under the Facility Agreement.

(4)

The Company must not permit its collateral to commitments ratio at the end of each financial quarter to be less than certain agreed thresholds ranging from (a) 1.10 to 1.0 to (b) 1.25 to 1.0 based on the particular financial quarter being tested.  The Facility Agreement generally defines the collateral to commitments ratio as the ratio of (i) the Collateral Value to (ii) the total commitments under the Facility Agreement.

The Facility Agreement also contains customary representations, warranties and affirmative and negative covenants.

As set forth in the Facility Agreement, there are several occurrences that constitute an event of default, including without limitation, defaults on payments of amounts borrowed under the Facility Agreement, defaults on payments of other material indebtedness, bankruptcy or insolvency, a change of control of the Company or the Borrower, material unsatisfied judgments, the occurrence of a material adverse change, and other customary events of default. Upon the occurrence of an event of default, a majority of the Lenders may terminate the Facility Agreement, declare that all obligations under the Facility Agreement are due and payable and exercise their rights with respect to the collateral under the Facility Agreement. Upon the occurrence of certain bankruptcy or insolvency related events of default, the Facility Agreement shall automatically be terminated and all obligations thereunder shall automatically be due and payable.

The above description of the Facility Agreement is qualified in its entirety by reference to the complete text of the Facility Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Facility Agreement replaces that certain Multicurrency Facility Agreement (the “Existing Facility Agreement”) dated September 21, 2012 between the Company, as guarantor, the Borrower, the financial institutions listed in Part 2 of Schedule 1 thereto, as lenders, the arrangers party thereto and The Royal Bank of Scotland plc, as agent of the finance parties thereto, and as security trustee for the secured parties thereunder.

The Existing Facility Agreement permitted the company to borrow up to an aggregate principal amount of $150.0 million at any one time outstanding, subject to certain terms and conditions, was scheduled to mature on September 21, 2017 and was secured by certain vessels of the Borrower. The Company unconditionally guaranteed all indebtedness and liabilities of the Borrower arising under the Existing Facility Agreement and other related loan documents.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the closing of the Facility Agreement described in Item 1.01 above, the Existing Facility Agreement was terminated. The provisions of Item 1.01 of this Current Report on Form 8-K pertaining to the Existing Facility Agreement are incorporated by reference into this Item 1.02. There were no borrowings outstanding under the Existing Facility Agreement as of the closing of the Facility Agreement and the termination of the Existing Facility Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1

Multicurrency Facility Agreement dated September 26, 2014, between GulfMark Americas, Inc., as borrower, GulfMark Offshore, Inc., as guarantor, the financial institutions listed in Part 2 of Schedule 1 thereto, as lenders, the arrangers party thereto, and The Royal Bank of Scotland plc, as agent of the finance parties thereto, and as security trustee for the secured parties thereunder

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.

Date: October 2, 2014	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Multicurrency Facility Agreement dated September 26, 2014, between GulfMark Americas, Inc., as borrower, GulfMark Offshore, Inc., as guarantor, the financial institutions listed in Part 2 of Schedule 1 thereto, as lenders, the arrangers party thereto, and The Royal Bank of Scotland plc, as agent of the finance parties thereto, and as security trustee for the secured parties thereunder